Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Announces Application
for NASDAQ Listing

Assure to Effect Share Consolidation and
Corporate Governance Changes to Comply with
NASDAQ Capital Market Listing Requirements

DENVER, September 3, 2021 (GLOBE NEWSWIRE) – Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), reported that it has submitted an application for listing on the NASDAQ Capital Market (“NASDAQ”), and in connection with the application its Board of Directors approved the following:

●	5:1 share consolidation of its common stock to meet the share price requirements of NASDAQ
●	Realignment of Board Committees to comply with NASDAQ requirements
●	Adoption of new charters for its Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee to comply with NASDAQ requirements
●	Adoption of a new Code of Business Conduct and Ethics
●	Amendments to Bylaws

The listing of Assure’s common stock on NASDAQ is subject to satisfaction of the listing requirements of NASDAQ and approval of the listing by the exchange.  There can be no assurance that NASDAQ will approve Assure’s listing application in a timely manner, if at all.

“We believe that listing our common stock on the NASDAQ is a major step forward for Assure,” said John A. Farlinger, Assure’s executive chairman and CEO.  “The reverse 5:1 stock split is intended to fulfill Nasdaq’s minimum share price requirement and the adoption of new committee charters and policies were implemented to further strengthen our overall corporate governance in compliance with NASDAQ listing requirements.”

Farlinger continued, “We made a strategic decision that now was the time to pursue a listing of our common stock on a national exchange in the United States. We believe the Company is currently prepared to take advantage of the accelerated benefits a NASDAQ listing provides including increasing Assure’s visibility and awareness, providing additional liquidity to our investors, improving access to capital and enhancing the value of our common stock for future M&A transactions.”

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Reverse Stock Split

Assure’s Board of Directors approved a 5:1 share consolidation of its issued and outstanding and authorized common stock to meet the share price requirements of NASDAQ. On August 31, 2021, the Company filed a Certificate of Change (“Certificate of Change”) with the Nevada Secretary of State, pursuant to Nevada Revised Statute (“NRS”) 78.209, to consolidate the Company’s authorized common stock and its issued and outstanding common stock on a five (old) for one (new) share basis (the “Reverse Split”), effective at 5:30 p.m. (Eastern Time) on September 7, 2021 (the “Effective Time”), subject to the right of termination by the Board of Directors prior to the Effective Time. No stockholder consent or approval is required for the Reverse Split pursuant to NRS 78.207.

Effect of Reverse Split

At the Effective Time, the total number of shares of Common Stock authorized by the Company will be reduced from 900,000,000 shares of Common Stock, par $0.001, to 180,000,000 shares of Common Stock, par $0.001, and the number of shares of Common Stock held by each stockholder of the Company will consolidate automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by five (5): effecting a five (old) for one (new) reverse stock split.  No fractional shares will be issued in connection with the Reverse Split and all fractional shares will be rounded up to the next whole share, pursuant to NRS 78.205(2)(b).

As of September 3, 2021, the Company had 59,181,440 shares of Common Stock issued and outstanding, and after the Reverse Split, the Company will have approximately 11,836,288 shares of Common Stock issued and outstanding.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

Symbol; CUSIP

The Common Stock will begin trading on the TSX Venture Exchange (TSXV) and OTCQB on a Reverse Split adjusted basis at the open of business on September 8, 2021. The Company’s TSXV trading symbol (IOM) will remain unchanged.  The Company’s OTCQB trading symbol will be designated with a “D” for the Reverse Split (ARHHD) for 20 trading days.

In connection with the Reverse Split, the CUSIP number for the Common Stock will change to 04625J204.

Certificated and Non-Certificated Shares.

The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

procedures for processing the Reverse Split. Stockholders who are holding their shares of Common Stock in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders who are holding their shares of Common Stock electronically in direct registered book-entry form (“DRS”) with Computershare Investor Services, Inc., the Company’s transfer agent (the “Transfer Agent”), will not need to act. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement.

Stockholders holding paper certificates may (but are not required to) exchange their stock certificates for post-split shares of Common Stock held electronically in DRS book-entry form, meaning they will not receive physical stock certificates and will receive a statement of account and instructions from the Transfer Agent regarding the transition to book-entry share registration. For a Letter of Transmittal or instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of Common Stock to the Transfer Agent in exchange for post-split shares in DRS book-entry form, please contact Computershare toll free at 1-800-564-6253 or outside the U.S. and Canada at 1-514-982-7555.

For more information regarding the Reverse Split, see the FAQ Reverse Stock Split Process dated September 3, 2021, available on the Company’s website at https://ir.assureneuromonitoring.com/stock-info/reverse-stock-split-faq.

Amendment to Bylaws

Effective September 2, 2021, the Company’s Board of Directors approved amendments to certain provisions of the Corporation’s bylaws to satisfy certain NASDAQ listing requirements and to correct certain errors in the Bylaws.  The amendments to the bylaws (a) designated the state and federal courts located in Carson City, Nevada, for the purposes of the exclusive forum provisions for certain actions; (b) authorized the Company’s Board of Directors to increase or decrease the number of directors of the Board; and (c) set the quorum requirement for meetings of the stockholders of the Corporation to be 33-1/3% of the common stock entitled to vote at such meeting.

Charters and Code of Conduct

Assure’s Board of Directors approved the new charters for its Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee and its new Code of Business Conduct and Ethics to comply with NASDAQ Capital Market listing requirements in connection with the Company’s listing application.  The new Charters and Code of Business Conduct and Ethics are available on its website at www.assureneuromonitoring.com.

Assure realigned membership of its Board Committees to be comprised of independent directors as follows:

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Audit Committee:  John Flood (Chairperson), Martin Burian and Christopher Rumana.  Each member of the Audit Committee is independent and financially literate.  Mr. Burian is an audit committee financial expert.

Compensation Committee:  Steven Summer (Chairperson), Martin Burian, Christopher Rumana and John Flood.  Each member of the Compensation Committee is independent.

Nomination and Corporate Governance Committee:  Martin Burian (Chairperson), Steven Summer, and John Flood.  Each member of the Nomination and Corporate Governance Committee is independent. Mr. Burian also acts as lead director representing the independent directors.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s execution of its key corporate objectives; the Company’s ability to satisfy the listing requirements of NASDAQ Capital Market; the Board’s determination of independence of committee members, financial literacy and designation of its audit committee financial expert; the timing of the share consolidation satisfy the minimum share price requirements of NASDAQ Capital Market; the anticipated timely approval of the TSX Venture Exchange for the share consolidation; the anticipated approval for the listing of Assure’s common stock on NASDAQ Capital Market; the benefit of listing of Assure’s common stock on NASDAQ Capital Market; the improvement of overall corporate governance through the adoption of new committee charters and policies; the increased visibility and awareness created by a listing on a national exchange; the potential increase in liquidity; the potential enhancement in value of Assure’s common stock for future M&A transactions and other estimates and anticipated results. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "plans," "should," "could," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations, beliefs and projections of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the TSX Venture Exchange may not approve the share consolidation on a timely basis, if at all; the uncertainty surrounding the spread of COVID-19, rising COVID-19 cases, restrictions on elective surgeries due to hospital capacity and staff shortages, government mandates due to COVID-19 and other adverse consequences arising out of the pandemic; the Company’s ability to successfully expand or implement its acquisition strategies; the Company’s ability to collect past due accounts

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

receivable; the accuracy of the reservations made to receivables; the Company may not be able to maximize the Company’s in-network revenue and negotiate new in-network agreements; the Company’s expansion into telehealth may not result in the negotiation of new in-network agreements and strengthen the Company’s position to sell directly to hospitals; the Company may not be able to execute on this key corporate objectives; uncertainties related to market conditions and our ability to qualify for a listing on NASDAQ Capital Market; the potential adverse impact of the share consolidation on the price of the Company’s common stock; the uncertainty surrounding the spread of COVID-19 and the impact of legislative changes, healthcare reform, economic activity in general could have on the Company’s operations and financial results of operations; transactions contemplated by the Company in connection with its capital markets transactions, expansion or growth opportunities; the Company may not maintain its employment and compensation framework within the parameters of the Coronavirus Aid, Relief, and Economic Security Act, which may result in all or a portion of it relief loans not being forgiven, and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission and available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com